Exhibit 99.1

MedTech Subsidiaries
Unaudited Combined Financial Statements
September 30, 2014

INDEX TO COMBINED UNAUDITED FINANCIAL STATEMENTS

Combined Balance Sheet	1
Combined Statement of Operations	2
Combined Statement of Comprehensive Loss	3
Combined Statement of Cash Flows	4
Notes to Financial Statements	5

MEDTECH SUBSIDIARIES
COMBINED BALANCE SHEET
September 30, 2014
(Unaudited)

ASSETS

Current Assets
Cash	$47,789

Patents, net	8,252,772

Total assets	$8,300,561

LIABILITIES AND EQUITY (ACCUMULATED DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$191,281
Note payable	8,921,918
Total current liabilities	9,113,199

Commitments and Contingencies (Note 5)

Equity (Accumulated Deficit)	(812,638)

Total liabilities and equity	$8,300,561

MEDTECH SUBSIDIARIES
COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2014
(Unaudited)

REVENUES	$293,468

OPERATING COSTS AND EXPENSES
Contingent fees	557,162
Litigation and licensing expenses	244,756
Amortization of patents	1,647,284
2,449,202

LOSS FROM OPERATIONS	(2,155,734)

OTHER EXPENSE
Interest expense	(739,826)
Other	(2,415)

NET LOSS	$(2,897,975)

MEDTECH SUBSIDIARIES
COMBINED STATEMENT OF COMPREHENSIVE LOSS
For the Nine Months Ended September 30, 2014
(Unaudited)

Net Loss	$(2,897,975)

Foreign Currency Translation Income	25,140

Total Comprehensive Loss	$(2,872,835)

MEDTECH SUBSIDIARIES
COMBINED STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2014
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,897,975)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,647,284
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	133,108
Accrued interest	739,726
Net cash used in operating activities	(377,857)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payment on debt	(2,500,000)
Net contribution from parent	2,572,761
Net cash provided by financing activities	72,761

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(25,140)

NET DECREASE IN CASH	(279,956)

CASH – January 1, 2014	327,745

CASH – September 30, 2014	$47,789

MEDTECH SUBSIDIARIES
NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
September 30, 2014

1.      NATURE OF BUSINESS AND ORGANIZATION

Orthophoenix, LLC (“Orthophoenix”), a Delaware company, TLIF, LLC (“TLIF”), a Texas company, and MedTech Development Deutschland GmbH (“MedTech GmbH”), a German company (collectively “MedTech Subsidiaries” or the “Company”), were formed in 2013 for the purpose of acquiring patents and patent rights and to monetize the value of those assets to generate revenue and profit. Generally, the patents acquired are characterized by having large identifiable companies who are or have been using technology that infringes those patent rights. Portfolio of patents are generally monetized by initiating enforcement activities against infringing parties with the objective of entering into a standard form of comprehensive settlement and license agreement that may include the granting of nonexclusive retroactive and future rights to use the patented technology, a covenant not to sue, a release of the party from certain claims, the dismissal of any pending litigation and other terms that are appropriate in the circumstances. As of September 30, 2014, the Company owned 162 patents or patents pending (Note 3).

On October 10, 2014, MedTech Development, LLC, the parent entity of MedTech Subsidiaries (“MedTech Parent”), entered into an Interest Sale Agreement to sell the MedTech Subsidiaries to Marathon Patent Group, Inc. (“Marathon”) for an aggregate purchase price of $10.0 million, of which $1.0 million was paid in cash upon closing and $9.0 million was paid in the form of a promissory note payable over nine months. MedTech Parent is also entitled to certain possible future cash payments. Marathon also assumed the balance of the note payable in connection with the Company’s acquisition of patents in 2013 (Note 3).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments necessary to make the financial statements not misleading have been included. Operating results for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for a full year. The accompanying unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2013.

Ownership by MedTech Parent

The Company does not have any employees. All general management and supervision of the business affairs of the Company are performed by MedTech Parent. Consequently, future results of operations for the Company will include costs and expenses that may be materially different than historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods may not be indicative of the Company’s future results of operations, financial position, and cash flows.

MEDTECH SUBSIDIARIES
NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
September 30, 2014

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported revenues and expenses during the reporting periods.

On an ongoing basis, management evaluates its estimates, including those related to the estimated useful lives of long-lived assets and the recognition and disclosure of contingent liabilities. These estimates is based on historical data and experience, as well as various other factors that management believes to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates under different assumptions or circumstances.

Patents

Patents include the cost of patents or patent rights (hereinafter, collectively “patents”), acquired from third-parties and are recorded based on the cost to acquire them. The costs of these assets are amortized over their remaining useful lives usually ranging between one and twenty years on a straight-line basis. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Impairment of Long-Lived Assets

Management continually evaluates the recoverability of long-lived assets with finite lives, by assessing potential impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to their estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. Impairment losses are recognized when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. No impairment losses were recorded during the nine months ended September 30, 2014.

MEDTECH SUBSIDIARIES
NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
September 30, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, Revenue Recognition. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability of amounts is reasonably assured.

In general, revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies. These rights typically include some combination of the following: (i) the grant of a non-exclusive, retroactive and future license to manufacture and/or sell products covered by patented technologies, (ii) a covenant-not-to-sue, (iii) the release of the licensee from certain claims, and (iv) the dismissal of any pending litigation. The intellectual property rights granted may be perpetual in nature, extending until the expiration of the related patents, or can be granted for a defined, relatively short period of time, with the licensee possessing the right to renew the agreement at the end of each contractual term for an additional minimum upfront payment. Pursuant to the terms of these agreements, there is no further obligation with respect to the grant of the nonexclusive retroactive and future licenses, covenants-not-to-sue, releases, and other deliverables, maintain or upgrade the technology, or provide future support or services. Generally, the agreements provide for the grant of the licenses, covenants-not-to-sue, releases, and other significant deliverables upon execution of the agreement, or upon receipt of the minimum upfront payment for term agreement renewals. As such, the earnings process is complete and revenue is recognized upon the execution of the agreement, when collectability is reasonably assured, or upon receipt of the minimum upfront fees, and when all other revenue recognition criteria have been met.

Amounts related to revenue arrangements that do not meet the revenue recognition criteria described above are deferred until the revenue recognition criteria are met.

Operating Costs and Expenses

Operating costs and expenses include the costs and expenses incurred in connection with the patent licensing and enforcement activities and other patent-related legal expenses including, licensing and enforcement related research, consulting and other expenses paid to third-parties and the amortization of patent-related acquisition costs.

Contingent legal fees are expensed in the statement of operations as contingent fees in the period that the related revenues are recognized. In instances where there are no recoveries from potential infringers, no contingent legal fees are paid; however, the Company may be liable for certain out of pocket legal costs incurred pursuant to the underlying legal services agreement. Legal fees advanced by contingent law firms that are required to be paid in the event that no license recoveries are obtained are expensed as incurred and included in liabilities in the balance sheet.

MEDTECH SUBSIDIARIES
NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
September 30, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Orthophoenix and TLIF have been established as limited liability companies in the United States. As such, all income or losses of the entity and income tax consequences related thereto are passed through its member. Accordingly, Orthophoenix and TLIF do not record any provision for income taxes or deferred income taxes in its financial statements.

MedTech GmbH is subject to taxation in Germany. As such, MedTech GmbH accounts for income taxes using the liability method in accordance with the Income Taxes Topic of the ASC. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Foreign Currency Translation

Assets and liabilities recorded in functional currencies other than the U.S. dollar (Euros for the MedTech GmbH) are translated into U.S. dollars at the period-end rate of exchange. Revenue and expenses are translated at the weighted-average exchange rates for the nine months ended September 30, 2014. The resulting translation adjustments are charged or credited directly to accumulated other comprehensive loss.

Subsequent Events

In connection with the preparation of the accompanying financial statements, management evaluated subsequent events through December 19, 2014, which is the date the financial statements were available to be issued. No events or transactions were identified during this period that required recognition or disclosure in the accompanying financial statements.

3.      PATENTS

In April 2013, the Company acquired its entire patent portfolio from Medtronic, Inc. for $12,500,000 in exchange for a note payable, with principal payments of $1,500,000 due quarterly until July 2015 and interest accrued at a rate of 8% per annum. The Company may also be liable to pay additional amounts based on settlement amounts relating to such patents.

MEDTECH SUBSIDIARIES
NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
September 30, 2014

3.      PATENTS (continued)

At September 30, 2014, accumulated amortization relating to the patents was approximately $3,747,000 and the weighted average remaining amortization period was 3.8 years. Expected future amortization expense was approximately $450,000, $2,100,000, $2,100,000, $2,100,000 and $1,500,000 for the years ending December 31, 2014 (remaining), 2015, 2016, 2017 and 2018, respectively.

At September 30, 2014, approximately $1,420,000 of accrued interest was included in the note payable amount on the combined financial statements.

4.      COMMITMENTS AND CONTINGENCIES

Strategic Advisory Services Agreement

In March 2013, the Company entered into a development advisory services agreement (“Agreement”) with IP Navigation Group, LLC (“IPNav”). As part of the Agreement, IPNav would provide services relating to the acquisition, sale, licensing, enforcement and settlement of intellectual property matters in exchange for a portion of the net consideration, as defined.

Other Agreements

From time to time, the Company may enter into arrangements with external third parties to provide litigation, licensing and enforcement related research, consulting and other services. Fees for such arrangements may very between fixed fee, hourly or on a contingent fee basis.

Litigation Matters

In the normal course of business, the Company may be engaged in several litigation matters and disputes related to intellectual property matters. The resolution of such matters either through litigation, settlement or through other means have a pervasive effect on the overall business.

Currently, no material legal proceedings or claims are pending, and in the opinion of management, could reasonably be expected to have a material adverse effect on the business or financial condition.